UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 10, 2006

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	0-2648	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:	563-272-7400

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officer

On November 10, 2006, HNI Corporation (the "Corporation") appointed Eric K. Jungbluth to the position of President, The HON Company, effective as of November 27, 2006. In connection with the appointment, Mr. Jungbluth will remain as an Executive Vice President of the Corporation, but no longer hold the position of President, Allsteel Inc. Also in connection with the appointment, the Corporation's Board of Directors (the "Board") approved a base salary increase from $289,400 to $325,000 for Mr. Jungbluth, effective as of November 19, 2006. All other terms of Mr. Jungbluth's employment and compensation package with the Corporation did not materially change. Additional information regarding Mr. Jungbluth's age, past positions with the Corporation, family relationships and business experience was previously reported under the heading "Part I, Table I" - "Executive Officers of the Registrant" on page 18 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2005, and is incorporated herein by reference.

In connection with the appointment of Mr. Jungbluth described above, David C. Burdakin will no longer hold the position of President, The HON Company, effective as of November 27, 2006. Mr. Burdakin will remain as an Executive Vice President of the Corporation and will work on driving corporate-wide strategic growth initiatives. All other terms and conditions of Mr. Burdakin's employment and compensation package with the Corporation did not materially change.

Election of Director

On November 10, 2006, the Board elected Mary H. Bell as a Director of the Corporation and appointed her as a member of the Corporation's Public Policy and Corporate Governance Committee. The Board has determined that Ms. Bell qualifies as an independent director under the New York Stock Exchange director independence standards as currently in effect and the Corporation's categorical independence standards for Directors.

For her services on the Board, Ms. Bell will receive the same compensation as other members of the Board. A description of such compensation was previously reported under the heading "Director Compensation" on pages 10 and 11 of the Corporation's 2006 Proxy Statement, which was filed with the Securities and Exchange Commission on March 17, 2006 (the "Proxy Statement"), and is incorporated herein by reference.

The press release announcing Ms. Bell's election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of Compensatory Arrangement

On November 10, 2006, the Board approved the amendment and restatement of the Corporation's existing form of Change In Control Employment Agreement (the "Existing Agreement"), effectively terminating the Existing Agreements with each of the following corporate officers: Stan A. Askren, Chairman, President and Chief Executive Officer, HNI Corporation, dated January 3, 1995; Mr. Burdakin, dated September 16, 1999; Bradley D. Determan, Executive Vice President, HNI Corporation, and President, Hearth & Home Technologies Inc., dated September 16, 1999; Jerald K. Dittmer, Vice President and Chief Financial Officer, HNI Corporation, dated September 16, 1999; and Mr. Jungbluth, dated

February 25, 2005. A description of the Existing Agreement was previously reported under the heading "Change in Control Employment Agreements" on page 18 of the Proxy Statement.

The Corporation entered into the amended and restated Change In Control Employment Agreement (the "Amended Agreement"), effective as of November 15, 2006, with each of the following corporate officers:  Messrs. Askren, Burdakin, Determan, Dittmer and Jungbluth.

Under the Amended Agreement, a change in control occurs when, among other things, a third person or entity becomes the beneficial owner of 20% or more of the Corporation's common stock, more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board or upon the occurrence of certain business combinations involving the Corporation. Upon a change in control, a two-year employment contract between the Corporation and the executive becomes effective, and all of the executive's benefits become vested under the Corporation's compensation plans.

The executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs: (i) employment is terminated by the Corporation for any reason other than cause or disability of the executive; or (ii) employment is terminated by the executive for good reason, as such terms are defined in the Amended Agreement. In such circumstances, the executive is entitled to receive the executive's annual salary through the date of termination, a bonus equal to the average of the executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs and a severance payment equal to two times the sum of (i) the executive's annual base salary and (ii) the average of the executive's annual bonuses for the prior two years. For Mr. Askren, the amount of the severance payment is equal to three times of the sum of (i) his annual base salary and (ii) the average of his annual bonuses for the prior two years. The executive will be entitled to a continuation of certain employee benefits for up to eighteen months and group life insurance benefits for up to two years if comparable benefits are not otherwise available to the executive. The executive will also be entitled to receive a lump-sum payment in an amount equal to the present value of the cost of health and dental coverage for an additional six months and an additional lump-sum payment equal to the Corporation's reasonable determination of the value of two years of continued participation in the Corporation's disability plans. In addition, the executive will be entitled to receive payments under the Corporation's long-term performance plan as if the executive had terminated his employment with the Corporation due to retirement and reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending the executive's rights under the Amended Agreement.

The Corporation will fulfill certain obligations to the executive, or make certain payments to the executive, through the date of the executive's termination if, at any time within two years of the change in control, the executive is terminated by reason of death, disability or cause, or if the executive terminates employment other than for good reason. The Corporation will provide disability and certain other benefits after the date of termination if the executive is terminated by reason of disability.

The Amended Agreement provides a tax gross-up for the executive in the event that any payment made under the terms of the Amended Agreement, or otherwise by reason of certain other agreements, policies, plans, programs or arrangements, would be subject to excise tax as a parachute payment contingent on a change in ownership or control of the Corporation. A gross-up payment equal to the excise tax imposed on the executive is payable only to the extent the aggregate present value of the parachute payments to be paid to the executive exceeds 110% of three times the executive's annualized includible compensation for the most recent five taxable years ending before the date on which the change in control occurred. In the event the 110% hurdle is not exceeded, the parachute payments to the executive will be reduced (or repaid to the Corporation) to the minimum extent necessary so that no portion of the benefit to the executive constitutes an excess parachute payment.

The Amended Agreement is automatically renewed, on an annual basis, for a period of two years. The Board may terminate the Amended Agreement if the Board determines that the Executive is no longer a key executive; provided, however, that such a determination shall not be made, and if made shall have no effect, within two years after the occurrence of a change in control.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board amended Section 3.03(a) of Article 3 of the Corporation's By-laws (the "By-laws"), effective as of November 10, 2006, to reflect an increase in the authorized number of Directors of the Corporation from twelve (12) Directors to thirteen (13) Directors. The full text of the By-laws, as amended, is attached hereto as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibits relating to Items 5.02 and 5.03 are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3(ii)	By-laws of the Registrant, as amended.
10.1	Form of Registrant's Amended and Restated Change in Control Employment Agreement.
99.1	Text of press release dated November 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date: November 16, 2006	By:	/s/ Jeffrey D. Lorenger
Jeffrey D. Lorenger Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3(ii)	By-laws of the Registrant, as amended.
10.1	Form of Registrant's Amended and Restated Change in Control Employment Agreement.
99.1	Text of press release dated November 10, 2006.